Calculation of Filing Fee Tables
S-1
Agape ATP Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	Units, each consisting of 1 Shares of Common Stock, $0.0001 par value, and 1 redeemable warrant	457(a)	6,666,666.67	$ 1.50	$ 10,000,000.00	0.0001381	$ 1,381.00
Fees to be Paid	2	Equity	Common Stock, $0.0001 par value per share	Other				0.0001381	$ 0.00
Fees to be Paid	3	Other	Redeemable warrants included as part of the units	Other				0.0001381	$ 0.00
Fees to be Paid	4	Equity	Common Stock underlying the redeemable warrants included as part of the units	457(o)			$ 11,666,666.67	0.0001381	$ 1,611.17
Fees to be Paid	5	Other	Underwriter's Warrant	Other				0.0001381	$ 0.00
Fees to be Paid	6	Equity	Common Stock underlying the Underwriter's Warrants	457(o)			$ 62,500.00	0.0001381	$ 8.63
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 21,729,166.67		$ 3,000.80
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,000.80
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). Each Unit consists of one share of Common Stock, par value $0.0001 per share, and one warrant to purchase one share of Common Stock.

[2]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions. No fee pursuant to Rule 457(g) under the Securities Act.

[3]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions. No fee pursuant to Rule 457(g) under the Securities Act.

[4]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

[5]	Represents the underwriter's warrant to purchase up to 5% of the total number of securities sold in the offering. The underwriter's warrant will have an exercise price equal to 125% of the public offering price of the Units sold in this offering, and may be exercised on a cashless basis.

[6]	Represents shares of Common Stock underlying the underwriter's warrant to purchase up to 5% of the total number of securities sold in the offering. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of Common Stock as may be issued after the date hereof as a result of share sub-divisions, share capitalization or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date